Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 1 of our report dated December 7, 2010 relating to the September 30, 2010 and 2009 financial statements of Next Fuel, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/S/WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
October 11, 2011

ND: 4825-5886-4651, v.  1